EXHIBIT 16.2


GRANT THORNTON LLP
CERTIFIED PUBLIC ACCOUNTANTS



June 18, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Upgrade International Corp.
         File No. 0-27649

Ladies and Gentlemen:

We have read Item 4 of Upgrade International Corp.'s Current Report on Form 8-K (Date of Report: June 19, 2003), and agree with the statements concerning our Firm contained therein.

Yours truly,

/s/ Grant Thornton LLP